UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
TILRAY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

This Schedule 14A filing consists of the following communication (the “Communication”) from Tilray, Inc., a Delaware corporation (“Tilray”) to its stockholders, relating to Tilray’s Special Meeting of Stockholders to be held on July 29, 2021. This Schedule 14A should be read in conjunction with the proxy statement filed with the U.S. Securities and Exchange Commission on or about June 25, 2021.

The Communication was first made to Tilray’s stockholders on July 1, 2021.

PHONE MESSAGE

HELLO, THIS IS IRWIN SIMON, CEO OF TILRAY.

WE RECENTLY MAILED YOU PROXY MATERIAL FOR YOUR VOTE TO APPROVE PROPOSALS THAT ARE CRITICAL TO OUR GROWTH STRATEGY AND THE VALUE OF YOUR INVESTMENT IN TILRAY.

PLEASE DO NOT DISCARD THIS MATERIAL.  IT IS EXTREMELY IMPORTANT THAT YOU OPEN THEM AND VOTE.  YOU CAN VOTE BY TELEPHONE, OVER THE INTERNET, OR BY MAIL.  IF YOU NEED ASSISTANCE IN VOTING, PLEASE CALL OUR PROXY SOLICITOR TOLL FREE AT (833) 497-7395.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER AND FOR YOUR INVESTMENT IN TILRAY. HAVE A GREAT DAY.